Exhibit 5.2

February 5, 2024

Massimo Group

3101 West Miller Road

Garland, Texas 75041

Re:	Massimo Group/Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Massimo Group, a Nevada corporation (the “Company”), in connection with the registration by the Company of (a) 1,300,000 shares (the “Firm Shares”) of its common stock, $0.001 par value per share (“Common Stock”), (b) up to 195,000 shares (the “Option Shares) of its Common Stock to be issued in connection with an over-allotment option granted to the underwriters (the “Over-Allotment Option”), and (c) up to 74,750 shares of its Common Stock (the “Representative Warrant Shares”) to be issued upon exercise of warrants granted to the underwriters in connection with the issuance of the Shares (the “Representative’s Warrants”). The Firm Shares, the Option Shares, the Representative’s Warrants, and the Representative Warrant Shares are referred to herein as the “Securities”). The Securities are to be offered by the Company under a Registration Statement on Form S-1 (Registration No. 333-276095) (the “Registration Statement”) in accordance with the Securities Act of 1993, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	a form of Underwriting Agreement between the Company and Roth Capital Partners, LLC, acting as representative of the several underwriters (the “Underwriting Agreement”);

(c)	a form of the Representative’s Warrants;

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(d)	Articles of Incorporation filed with the Secretary of State of Nevada on October 10, 2022;

(e)	Bylaws of the Company as adopted on December 7, 2022; and

(f)	certain resolutions and actions of the Board of Directors of the Company relating to the issuance and registration under the Securities Act of the Securities, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed the legal capacity of all-natural persons executing the documents; the genuineness of all signatures on the documents; the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or forms; that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; other than with respect to the Company, the due authorization by all requisite action, corporate or other, and the execution and delivery by all parties of the documents; and the validity and binding effect of the documents on all parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the issuance of the Firm Shares has been duly authorized and upon issuance in accordance with the terms of the Underwriting Agreement, the Firm Shares will be validly issued, fully paid, and nonassessable;

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(b)	the issuance of the Option Shares has been duly authorized and upon issuance in accordance with the terms of the Underwriting Agreement and the Over-Allotment Option, the Option Shares will be validly issued, fully paid, and nonassessable; and

(c)	the issuance of the Representative Warrant Shares has been duly authorized and upon issuance of the Representative Warrant Shares upon exercise of and in accordance with the terms of the Representative’s Warrants, the Representative Warrant Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws, as to which we express no opinions). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.